Exhibit 99.1

Century Aluminum Extends Deadline for Nominating Directors to Board

MONTEREY, CA, March 19, 2010 -- Century Aluminum Company (the “Company”) (NASDAQ: CENX) today announced that the Company's board of directors has extended the deadline for stockholders to nominate directors to the board for consideration at the 2010 annual meeting from March 21, 2010 to April 9, 2010.  Any director nominations received by the Company on or prior to April 9, 2010 and otherwise complying with the Company’s bylaws may be submitted to stockholders at the 2010 annual meeting.

Century Aluminum Company owns primary aluminum capacity in the United States and Iceland. Century's corporate offices are located in Monterey, California.

Cautionary Statement

This press release may contain “forward-looking statements” within the meaning of U.S. federal securities laws. The company has based its forward-looking statements on current expectations and projections about the future; however, these statements are subject to risks, uncertainties and assumptions, any of which could cause the company's actual results to differ materially from those expressed in its forward-looking statements. More information about these risks, uncertainties and assumptions can be found in the risk factors and forward-looking statements cautionary language contained in the company's Annual Report on Form 10-K and in other filings made with the Securities and Exchange Commission. The company does not undertake, and specifically disclaims, any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date such forward-looking statements are made.

Certified Advisors for the First North market of the OMX Nordic Exchange Iceland hf. for Global Depositary Receipts in Iceland:

Atli B. Gudmundsson, Senior Manager - Corporate Finance, NBI hf.
Steingrimur Helgason, Director - Corporate Finance, NBI hf.

Contacts:

Media
Mike Dildine
831-642-9364

Investors
Shelly Lair
831-642-9357